AMENDMENT TO THE MANAGEMENT AGREEMENT



     This AMENDMENT dated March 1, 1999 to the MANAGEMENT AGREEMENT made as of the 1st day of April, 1997 among SMITH BARNEY FUTURES MANAGEMENT INC., a Delaware corporation ("SBFM"), SMITH BARNEY POTOMAC FUTURES FUND L.P., a New York limited partnership (the "Partnership"), CAMPBELL & COMPANY, INC., a Maryland corporation (the "Advisor") and SFG GLOBAL INVESTMENTS, INC. ("SFG").

                              W I T N E S S E T H :
                               - - - - - - - - - -

     WHEREAS, SFG has been elected general partner of the Partnership as of March 1, 1999 and SBFM will withdraw as general partner of the Partnership and become Trading Manager of the Partnership pursuant to a Trading Manager Agreement as of that date; and

     WHEREAS, the Trading Manager Agreement provides that SBFM is authorized, among other things, to select, appoint and terminate advisors; and

     WHEREAS, the Trading Manager and the Advisor wish to continue the Management Agreement dated April 1, 1997 (the "Management Agreement").

     NOW, therefore, the parties agree as follows.

1. All references in the Management Agreement to the General Partner after the effective date of this Amendment shall refer to SFG.

2. The references to the General Partner in paragraphs 1(a), 2 and 5(b)(iii) shall be changed to "SBFM".

     3. The reference to SBFM in the final sentence of paragraph 5(b) shall be replaced with "SBFM's or the General Partner's".

4. Paragraphs 7(b)(v) - (vii) are deleted and replaced as follows:

     "(v) SBFM will not, by acting as Trading Manager to the Partnership, and the Partnership will not, breach or cause to be breached any undertaking, agreement, contract, statute, rule or regulation to which it is a party or by which it is bound which would materially limit or affect the performance of its duties under this Agreement.

     (vi) SBFM is registered as a commodity trading advisor and is a member of the NFA, and it will maintain and renew such registration and membership during the term of this Agreement.

     (c) The General Partner represents and warrants for itself and the Partnership that:

     (i) It is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has full corporate power and authority to perform its obligations under this Agreement.

     (ii) It is registered as a commodity pool operator and is a member of the NFA, and it will maintain and renew such registration and membership during the term of this Agreement.

     (iii) The Partnership is a limited partnership duly organized and validly existing under the laws of the State of New York and has full power and authority to enter into this Agreement and to perform its obligations under this Agreement."

5. In all other respects the Management Agreement remains unchanged.

     IN WITNESS WHEREOF, this Amendment has been executed for and on behalf of the undersigned as of the day and year first above written.

SMITH BARNEY FUTURES MANAGEMENT INC.



By:  /s/ David J. Vogel
   ------------------------
         David J. Vogel
         President

SMITH BARNEY POTOMAC FUTURES FUND L.P.
BY: SMITH BARNEY FUTURES MANAGEMENT INC.



By:  /s/ David J. Vogel
   ------------------------
         David J. Vogel
         President

SFG GLOBAL INVESTMENTS INC.



By:  /s/ Molly Mugler
   ------------------------
         Molly Mugler
         President

CAMPBELL & COMPANY, INC.


BY:  /s/ Bruce L. Cleland
   ------------------------
         Bruce L. Cleland
         President